Exhibit 99.1

Nabors Energy Transition Corp. II Announces Extension of Its Outside Date

HOUSTON, TX, October 17, 2025/PRNewswire/ -- Nabors Energy Transition Corp. II (Nasdaq: NETD) (“NETD” or the “Company”) announced that its board of directors has elected to extend the Company’s outside date from October 18, 2025 to November 18, 2025 (the “Extension”), as permitted under NETD’s second amended and restated memorandum and articles of association, to provide time to solicit shareholders for its upcoming extraordinary general meeting (the “EGM”).

In connection with the Extension, Nabors Lux 2 S.a.r.l. (“Nabors Lux”), an affiliate of Nabors Energy Transition Sponsor II LLC (the “Sponsor”), has deposited $250,000 (the “Extension Payment”) into NETD’s trust account for its public shareholders (the “Trust Account”), which enables NETD to effectuate the Extension. Nabors Lux loaned the Extension Payment to NETD through a non-interest-bearing loan. If NETD consummates an initial business combination, it will repay the loan out of the proceeds of the Trust Account or, at the option of the Sponsor, convert all or a portion of the loan into warrants for $1.00 per warrant, which warrants will be identical to the warrants issued by NETD in a private placement in connection with NETD’s initial public offering. If NETD does not consummate an initial business combination, it will repay the loan only from funds held outside of the Trust Account.

About Nabors Energy Transition Corp. II

NETD is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company focused its search for a target business on companies that identify solutions, opportunities, companies or technologies that focus on advancing the energy transition; specifically, ones that facilitate, improve or complement the reduction of carbon or greenhouse gas emissions while satisfying growing energy consumption across markets globally.

Important Information for Shareholders

This communication does not constitute a solicitation of any vote or approval.

In connection with the EGM, the Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement. A definitive proxy statement will be mailed to the shareholders of the Company. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. Shareholders are able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

NETD and Nabors Industries Ltd. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NETD in connection with the EGM. Information about the directors and executive officers of NETD is set forth in NETD’s Annual Report on Form 10-K/A for the year ended December 31, 2024, filed with the SEC on April 2, 2025. To the extent that holdings of NETD’s securities have changed since the amounts printed in NETD’s Annual Report on Form 10-K/A for the year ended December 31, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K/A filed with the SEC on April 2, 2025, subsequently filed Quarterly Reports on Form 10-Q and the Company’s preliminary proxy statement filed with the SEC on October 16, 2025. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact

William C. Conroy, CFA

+1 281-775-2423

william.conroy@nabors-etcorp.com

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